EXHIBIT 10.83

STRATEGIC ALLIANCE AGREEMENT

This STRATEGIC ALLIANCE AGREEMENT dated as of May 13, 2013 (this "Agreement"), by and among VG LIFE SCIENCES, INC., a Delaware corporation ("VGLS"), its subsidiary, VG ENERGY, Inc., a Delaware corporation ("VG) and DAK Renewable Research (the Organization"). Each of VGLS, VG and the Organization is sometimes referred to herein as a "Party" and collectively as the Parties.

RECITALS:

WHEREAS, VG is the owner of certain compounds, specifically including, but not wined to, "Lipidmax''; and

WHEREAS, Lipidmax has shown to be a lipid trigger and has properties that can increase the oil and sugar that is produced from corn; and

WHEREAS, the Organization has access to farm land in South Dakota, that is used to grow and cultivate corn in commercial quantities and having qualities, that enable the corn to be used for commercial practices; and

WHEREAS, VGLS and the Organization desire to establish a Strategic Alliance (the "Strategic Alliance"), to engage in a test for the impact of Lipidmax on growth of commercial quantities of corn to determine the results and impact on oil and sugar development and production from the introduction of the Lipidmax (the 'Project").

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, VGLS, VG and the Organization hereby agree as follows:

1.          Strategic .Alliance. VGLS and the Organization hereby agree to form a Strategic Alliance for purposes of the Project as more fully set forth in this the Agreement. VG, and the direction of VGLS, and the Organization will cooperate with each other and use their respective best efforts to cause the Project to be implemented as contemplated hereby.

2.          The Project. The Project will consist of the introduction of the Lipidmax to the corn fields of the Organization, which will consist of approximately 1 acres. VG will supply the Lipidmax compounds to the Organization to be used in the fields at the time of planting, at no cost to the Organization or the Strategic Alliance. The Organization will supply the land and plant the corn for purposes of the Project, at no cost to VG or the Strategic Alliance. The Organization will cause the Lipidmax to be applied and in accordance with the protocol that has been mutually developed and agreed to by VG and the Organization, and which is attached hereto as Exhibit A it is anticipated that the corn will be planted and the Lipidmax will be introduced within the 2 weeks after the execution and delivery of this Agreement.

3.          Results of the Project. All of the data, results and scientific information derived from, and relating to, the Project shall be the sole and exclusive property of VG. At VG's request, the Organization shall execute such instruments and documents as VG may reasonably request in order to vest in VG all right, title and interest in and to such data, results and scientific information. The Organization acknowledges and agrees that it is not acquiring any right, title or interest in or to Lipidmax or any patent, trademark, trade name or other intellectual property right of VG, VGLS or any of their respective subsidiaries or affiliates. Except on connection with the Project and the Strategic Alliance, the Organization shall not have any right to use L ipidmax.

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4.          Funding. In consideration of the actions to be performed. by the Organization and the Strategic Alliance being established by this Agreement, VGLS agrees to provide the following to the Organization.

(a)	in order to defray the costs of funding the Project, VGLS shall issue to the Organization warrants to purchase up to 5100,000 worth of shares of VGLS common stock (based upon the price of a share of common stock on the date hereof), at a warrant exercise price of $0,01 per share and
(b)	Additional warrants to purchase 500,000 shares of VGLS common stock, at an exercise price equal to the current market price of VGLS common stock on the date hereof

The warrants shall have a term of 3 years.

5.          Use of Confidential Information. Each Party agrees that it will use the Confidential Information (as hereinafter defined) that it receives from the other Party solely for the purposes of the Project. Each Party shall keep the Confidential Information it receives from the other Party, strictly confidential, and shall not disclose any of the Confidential information to any person or entity or use it for any other purpose other than as set forth in the preceding sentence; provided that a Party may disclose the Confidential information that it receives to those of its officers, employees and attorneys (the persons to whom such disclosure is permissible pursuant to the preceding provision being collectively called "Representatives"), who need to know such Confidential Information for purposes of assisting such Party in connection with the Project and who have been apprised of, and agree to maintain the confidential nature of Such information in accordance with the terms and provisions of this Agreement. The Party shall be responsible and liable for any breach of this Agreement by any of its Representatives. Without limiting anything else set forth herein, in protecting the Confidential Information, a Party will use the same degree of care to protect the unauthorized disclosure of Confidential Information as such Party uses to protect its own most sensitive and confidential information.

6.          Confidential Information. For purposes of this Agreement, the term "Confidential Information" shall mean information, data and/or material (in any and all forms and medium), which is marked confidential when disclosed by a Party to another Party or which by its nature, the Party receiving such information should reasonably conclude is non-public or otherwise propriety in nature to the Party disclosing such information, data or material. Confidential Information shall not include information that is knew to the general public, other than due to a breach of this Agreement by the Party receiving the information under this Agreement.

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7.          Remedies. Each Party agrees that money damages would not be a sufficient remedy for any breach Section 5 hereof by such Party and that the other Party will be irreparably harmed as a result of any such breach. Accordingly, each Party acknowledges and agrees that the other Party shall be entitled to seek injunctive relief (including, without limitation, a temporary and/or permanent injunction), specific performance of this Agreement and other equitable relief (without being required to obtain a bond or post other security to or establish or prove actual damages or irreparable harm), in the event of any such breach or threatened breach.

8.          Governing Law. This Agreement shall be governed by and shall be construed or enforced in accordance with the Laws of the State of California, without regard to the choice of law rules, or conflicts of principles of such laws, which would result in the application of the laws of another jurisdiction.

9.          Assignment. Neither this Agreement nor any of the duties, obligations or rights of a Party hereunder may be assigned by such Party without the prior written consent of the other Party, This Agreement shall be binding upon and inure to the benefit of Parties hereto and their respective successors (whether by merger, consolidation, recapitalization or other similar transaction including an assignment of all or substantially all of the assets of a party) and permitted assigns.

10.          Entire Agreement; Amendment; Waiver. This Agreement sets forth the entire understanding and agreement among the Parties with respect to the subject matter hereof and it supersedes all prior and/or contemporaneous understandings and agreements, whether written or oral, with respect to such subject matter, all of which are merged herein. This Agreement may not be modified, released, waived or amended, in whole or in part, except by a written instrument, executed by the Parties. Any waiver given with respect to this Agreement shall be limited to the instance and purpose for which it is given. No course of dealing between the Parties shall constitute a waiver of any term or provision of this Agreement.

11.          Headings; Gender; Counterparts. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. References to pronouns in the masculine, feminine or neuter genders shall be deemed to be references to the other. References to the singular shall include the plural and vice versa. This Agreement may be executed in multiple counterparts, each of which, when executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement may be executed by facsimile signature, which shall constitute a legal signature and valid for all purposes.

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IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year above first written.

VG LIFE SCIENCES

By:______________________

      Name:

      Title: President

VG ENERGY

By:______________________

      Name:

      Title: President

DAK Renwable Research

By: /s/ David Kolsrud

      Name: David Kolsrud

      Title: President

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